Exhibit 10.1b

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (the “First Amendment”) is made as of the 30th day of March 2021, by and between Globe Building Company, a Missouri general partnership (“Landlord”), and Stereotaxis, Inc., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated March 1, 2021 (the “Original Lease”), for space on the ground floor of the building known as the Globe Building, located at 710 N. Tucker, St. Louis, Missouri; and

WHEREAS, the parties hereto have agreed to modify the Original Lease in the manner hereinafter described (the Original Lease as amended by this First Amendment is referred to as the “Lease”); and

WHEREAS, words and phrases having defined meanings in the Lease shall have the same respective meanings when used herein, unless otherwise expressly defined herein.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Substitution of Revised Exhibit E. Exhibit E to the Original Lease is deleted from the Lease, and the revised version of Exhibit E attached to this First Amendment is hereby substituted as the new Exhibit E to the Lease.

2. Substitution of Revised Exhibit J. Exhibit J to the Original Lease is deleted from the Lease, and the revised version of Exhibit J attached to this First Amendment is hereby substituted as the new Exhibit J to the Lease.

3. Miscellaneous.

a. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all such counterparts, taken together, shall constitute but one and the same instrument. Facsimile signatures on any counterpart shall be effective as an original signature, but the parties hereto agree to deliver to the other original signatures within thirty (30) days after the date of this First Amendment.

b. Except as expressly amended and modified hereby, all of the terms and provisions of the Lease shall remain unchanged and in full force and effect and are hereby ratified and confirmed.

c. In the event of any conflict between the terms of this First Amendment and the terms of the Lease, the terms of this First Amendment shall govern and control.

d. This First Amendment shall inure to the benefit of the parties hereto and their respective successors and assigns.

e. Tenant acknowledges that the Original Lease as amended by this First Amendment contains the entire agreement between Landlord and Tenant relating to Tenant’s lease of the Premises, and supersedes all prior discussions, representations, communications and agreements between them related to Tenant’s lease of the Premises.

[signatures commence on next page]

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IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year set forth above.

TENANT:		LANDLORD:

STEREOTAXIS, INC., a Delaware corporation		GLOBE BUILDING COMPANY, a Missouri general partnership

By:	/s/ Kimberly R. Peery	By:	/s/ Steven M. Stone
Name:	Kimberly R. Peery	Steven M. Stone, Authorized Representative
Title:	CFO

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NEW EXHIBIT E

DESIGN / CONSTRUCTION OF TENANT IMPROVEMENTS

A. The following steps shall be followed in connection with design and construction of Tenant’s interior finish work for the Premises (the “Tenant Improvements”).

(i)	Promptly following the date on which this Lease has been signed (2/26/2021) by both parties, Landlord and Tenant shall work with the companies described on Exhibit F (and any additional companies as either party wants to include in the process, including Tenant’s project manager Cresa St. Louis, Inc.) to convert the Schematic Design Plans (Tenant (Improvements) attached to Exhibit D at Lease execution into design development plans and specifications for the Tenant Improvements (the “Design Development Tenant Improvement Plans”). Preliminary Landlord’s Delivery Condition Plans are attached to Exhibit C-2 at Lease execution. In parallel, Landlord (with Tenant’s input and after agreement with Tenant on issues like mechanical closet locations) shall work to finalize plans and specifications for Landlord’s Delivery Condition (“Final Landlord Delivery Condition Plans”) and generate preliminary plans for the mechanical, electrical, and plumbing systems (“Preliminary MEP Plans”).

(ii)	Thereafter, by 4/09/2021 per Exhibit J, Tenant shall submit said Design Development Tenant Improvement Plans to Landlord for its approval, and Landlord and Tenant shall work together to promptly resolve any issues, and once the issues, if any, are resolved (by 4/16/2021 per Exhibit J), Tenant and Landlord shall give their written approval to the design development plans (after approval called the “Approved Design Development Tenant Improvement Plans”).

Thereafter, Tenant shall generate and submit to Landlord by 4/30/2021, per Exhibit J, construction documents (“Approved Construction Document Tenant Improvement Plans”) which represent and contain further development of the Approved Design Development Tenant Improvement Plans.

(iii)	Landlord and Tenant shall submit the Approved Construction Document Tenant Improvement Plans, plus the Preliminary MEP Plans (which will govern work in both Landlord’s Delivery Condition and the Tenant Improvements), to the contractor selected as Landlord’s general contractor, which is expected to be Wright Building Systems, LLC (the “GC”) to construct the Tenant Improvements, and Landlord shall sign a construction contract with its general contractor (the “GC Contract”). Starting on 5/1/2021, GC will obtain competitive bids from at least three (3) subcontractors for each work category to be subcontracted and submit the same to Landlord and Tenant for approval. If Tenant is not satisfied with such bids, Landlord, Tenant, and GC shall work together to modify the Approved Construction Document Tenant Improvement Plans and Preliminary MEP Plans to arrive at a bid from GC that is reasonably acceptable to Tenant (by 6/11/2021 per Exhibit J). Once Tenant has given written approval to this bid from GC, this bid is referred to as the “Final Tenant Improvement Bid” and the plans approved in writing by Landlord, Tenant and GC that relate to such Final Tenant Improvement Bid are referred to as the “Final Tenant Improvement Plans” (which incorporates the portions of the Final MEP Plans that will be constructed as part of the Tenant Improvements).

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(iv)	Landlord agrees to require in the GC Contract that the GC provide a written warranty covering any defects in the workmanship or materials with respect to the Tenant Improvements for a minimum period of one (1) year from the Commencement Date, and such warranty shall be assigned to Tenant.

(v)	Promptly after Landlord has given its written approval to the Final Tenant Improvement Bid, the Final Tenant Improvement Plans and the GC Contract, and a building permit from the City of St. Louis has been issued, Landlord shall cause GC to commence construction of the Tenant Improvements in accordance with the Final Tenant Improvement Plans (by 6/03/2021 per Exhibit J).

B. Landlord shall provide a Tenant Improvement Allowance (sometimes referred to as the “Allowance”) in the amount set forth under the Basic Lease Data Section to be disbursed solely to pay for the Tenant Improvements costs incurred by Tenant, subject to the terms and conditions in the Lease. Tenant shall pay (i) all Tenant Improvement costs that are in excess of the applicable Allowance payable for said costs, and (ii) any other improvement costs that Landlord is not responsible for per the terms of the Lease and which are not eligible to be paid from the Allowance per the terms of this Lease. Paragraph C below of this Exhibit shall govern the procedure for Tenant to pay the Tenant Improvement costs that are to be paid by Tenant. With respect to disbursement of the Allowance, Landlord may make payments directly to the GC as it receives and approves invoices from the GC. Landlord in its sole discretion may also disburse Allowance funds directly to subcontractors and other third parties, including Tenant, upon receipt of documentation satisfactory to Landlord for the amounts to be paid. Landlord may collect lien waivers and such other documentation as it deems appropriate in connection with disbursing the Allowance. Landlord may impose other conditions on disbursement pursuant to Section 12 of this Lease.

C. Landlord shall keep track of the cost of the Tenant Improvements (the “TI Costs”) and calculate from time to time whether or not the cost of the Tenant Improvements exceeds the Allowance Funds available to pay those TI Costs. The amount by which the TI Costs exceed the Allowance Funds available is referred to as the “TI Shortfall”. Tenant shall pay the TI Shortfall to Landlord in the manner described in this paragraph, and Landlord shall use those payments to (i) pay Tenant Improvement costs, and (ii) to reimburse to Landlord any portion of the TI Shortfall that was paid by Landlord. Tenant shall pay the TI Shortfall on a prorated basis in the manner hereafter described. Landlord shall calculate the amount of the TI Shortfall, and the total remaining cost of the Tenant Improvements. At the time of each disbursement by Landlord, Tenant shall pay to Landlord an amount equal to the total amount to be disbursed multiplied by a fraction in which the numerator is the TI Shortfall, and the denominator is the total remaining cost of the Tenant Improvements. Within 30 days of final completion of the Tenant Improvements, Landlord shall make a final determination of the total cost of the Tenant Improvements, the total amount of the Allowance applied toward payment of the Tenant Improvement costs, the total amount of the TI Shortfall, and the total amount Tenant has paid toward the TI Shortfall, and Landlord shall provide Tenant with a copy of said calculations. If said calculations show Tenant has underpaid its obligations toward paying for Tenant Improvements, Tenant shall pay to Landlord the amount of said underpayment within 30 days of being billed for the underpayment. If said calculations show Tenant has overpaid the amount it was to pay for Tenant Improvements, Landlord shall pay to Tenant the amount of said overpayment within 60 days after final completion of the Tenant Improvements, or alternatively, Landlord may give Tenant a credit against Base Rent equal to the amount of the overpayment. Landlord’s books and records relating to the matters described in this paragraph may be inspected by Tenant.

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D. Except as otherwise permitted in the next sentence, the Allowance may only be used to pay for permanent improvements to the Building (and costs associated with such permanent improvements, such as charges paid for space planning and architectural services incurred in preparing plans for such improvements), and it may not be used to pay for anything that is not a permanent improvement (for example, it cannot be used to pay for furniture, office equipment or equipment and supplies used by Tenant in its business). In the event the actual construction costs are less than the stated Allowance, Tenant requires the ability to apply the remaining Allowance to its phone/data cabling, finish upgrades, moving costs, etc., but in no event to rent reduction.

E. From time to time during the course of construction of the Tenant Improvements, Tenant, Landlord or GC may request changes to the GC Contract, pursuant to a change order (“Change Order”), and Landlord agrees to use commercially reasonable efforts to secure any such Change Order that may be requested by Tenant. A Change Order is a written amendment to the GC Contract signed by Landlord, Tenant and GC, authorizing a change in the terms of the GC Contract, however, no material change shall be made to the Final Tenant Improvement Plans and no change shall be made which increases Tenant’s costs without first obtaining Tenant’s, Landlord’s and GC’s prior written approval of such change, which approval will not be unreasonably withheld or delayed. Landlord’s approval of a change order does not waive any rights that Landlord may have as a consequence of such Change Order, including, but not limited to, the right pursuant to Section 3.A of the Lease to accelerate the Commencement Date if the approved Change Order constitutes a Tenant’s Delay that has delayed the Commencement Date.

F. GC shall provide to Landlord and Tenant, prior to the start of construction, a copy of the construction schedule. GC shall keep Landlord and Tenant advised of any changes to the construction schedule.

G. Tenant shall have access to the Premises at all times during construction and shall promptly inform GC and Landlord in writing if Tenant discovers any defects in or other problems with the construction work.

H. Tenant shall participate in any inspections of the construction work conducted at substantial completion and at final completion of the Tenant Improvements. Tenant or Tenant’s architect shall, if requested by Landlord, sign an acceptance of the Tenant Improvements at the time of such inspection(s), subject to noting any punchlist items still to be completed, and any defects to be corrected and to latent defects.

Landlord’s review and approval of Plans, construction contracts, construction work and anything else, is solely for the protection of Landlord. Landlord shall have no liability to Tenant for any loss, damage, liability or expense suffered by Tenant as a result of any defects in any Plans, construction contracts, construction work or anything else that has been approved by Landlord, and Tenant is responsible for paying for the cost of correcting any such defects (except to the extent there are unused Allowance funds available for that purpose), to the extent such defects are not corrected by the architect pursuant to any warranties theyhave given to Tenant.

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NEW EXHIBIT J

MILESTONE SCHEDULE

2/26/2021	Lease fully executed; Preliminary Landlord’s Delivery Condition Plans attached to Exhibit C-2; Schematic Design Plans (Tenant Improvement) attached to Exhibit D

3/01/2021	Landlord Delivery Condition construction work begins, starting with demolition

4/9/2021	Tenant delivers to Landlord for review Design Development Tenant Improvement Plans; Final Landlord’s Delivery Condition Plans approved and attached to Exhibit C-2 to Lease; Preliminary MEP Plans delivered to Tenant for review

4/16/2021	Landlord and Tenant complete process to resolve any issues, and Landlord and Tenant give written approval to Design Development Tenant Improvement Plans, which now Approved Design Development Tenant Improvement Plans are attached to Exhibit D to the Lease

4/30/2021	Approved Construction Document Tenant Improvement Plans completed by Tenant and delivered to the Landlord and GC for bidding (Landlord only agrees to this abbreviated timeframe for Landlord review and approval if Matt O’Leary, Landlord’s project manager, is included in the design development process and weekly meetings starting after Lease execution and has rights to provide input which is considered and incorporated, if reasonable and in areas Landlord has rights to input on, during the design development process)

5/1/2021	Bidding begins

5/21/2021	Building permit applied for

6/1/2021	All bids received and qualified; value engineering starts including any needed modifications to Approved Construction Document Tenant Improvement Plans and Preliminary MEP Plans

6/11/2021	Value engineering completed with costs and scope approved by Tenant and Landlord; Final Tenant Improvement Bid accepted; Final Tenant Improvement Plans and Final MEP Plans approved by Landlord, Tenant and GC and attached to Lease; general contract between Landlord and GC executed; building permit applied for

6/18/2021	Building permit for Tenant Improvements obtained; Tenant Improvement construction begins

9/20/2021	Manufacturing Space and Storage Space delivered to Tenant for early access

10/01/2021	Substantial completion for Manufacturing Space and Storage Space, punchlist prepared

10/22/2021	Punchlist completed for Manufacturing Space and Storage Space

11/16/2021	Substantial completion achieved for Office Space, punchlist prepared, and Office Space delivered to Tenant for early access

12/07/2021	All municipal inspections completed; Tenant applies for occupancy permit

12/14/2021	Occupancy permit issued, possession delivered to Tenant

1/01/2022	Lease Commencement Date occurs

Landlord’s review and approval of Plans, construction contracts, construction work and anything else, is solely for the protection of Landlord. Landlord shall have no liability to Tenant for any loss, damage, liability or expense suffered by Tenant as a result of any defects in any Plans, construction contracts, construction work or anything else that has been approved by Landlord, and Tenant is responsible for paying for the cost of correcting any such defects (except to the extent there are unused Allowance funds available for that purpose), to the extent such defects are not corrected by the architect pursuant to any warranties they have given to Tenant.

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NEW EXHIBIT J

MILESTONE SCHEDULE

2/26/2021	Lease fully executed; Preliminary Landlord’s Delivery Condition Plans attached to Exhibit C-2; Schematic Design Plans (Tenant Improvement) attached to Exhibit D

3/01/2021	Landlord Delivery Condition construction work begins, starting with demolition

4/9/2021	Tenant delivers to Landlord for review Design Development Tenant Improvement Plans; Final Landlord’s Delivery Condition Plans approved and attached to Exhibit C-2 to Lease; Preliminary MEP Plans delivered to Tenant for review

4/16/2021	Landlord and Tenant complete process to resolve any issues, and Landlord and Tenant give written approval to Design Development Tenant Improvement Plans, which now Approved Design Development Tenant Improvement Plans are attached to Exhibit D to the Lease

4/30/2021	Approved Construction Document Tenant Improvement Plans completed by Tenant and delivered to the Landlord and GC for bidding (Landlord only agrees to this abbreviated timeframe for Landlord review and approval if Matt O’Leary, Landlord’s project manager, is included in the design development process and weekly meetings starting after Lease execution and has rights to provide input which is considered and incorporated, if reasonable and in areas Landlord has rights to input on, during the design development process)

5/1/2021	Bidding begins

5/21/2021	Building permit applied for

6/1/2021	All bids received and qualified; value engineering starts including any needed modifications to Approved Construction Document Tenant Improvement Plans and Preliminary MEP Plans

6/11/2021	Value engineering completed with costs and scope approved by Tenant and Landlord; Final Tenant Improvement Bid accepted; Final Tenant Improvement Plans and Final MEP Plans approved by Landlord, Tenant and GC and attached to Lease; general contract between Landlord and GC executed; building permit applied for

6/18/2021	Building permit for Tenant Improvements obtained; Tenant Improvement construction begins

9/20/2021	Manufacturing Space and Storage Space delivered to Tenant for early access

10/01/2021	Substantial completion for Manufacturing Space and Storage Space, punchlist prepared

10/22/2021	Punchlist completed for Manufacturing Space and Storage Space

11/16/2021	Substantial completion achieved for Office Space, punchlist prepared, and Office Space delivered to Tenant for early access

12/07/2021	All municipal inspections completed; Tenant applies for occupancy permit

12/14/2021	Occupancy permit issued, possession delivered to Tenant

1/01/2022	Lease Commencement Date occurs

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